                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 4, 2005

                               NUTRA PHARMA CORP.
             (Exact name of registrant as specified in its charter)

          California                000-32141                   91-2021600
  (State or jurisdiction of        (Commission               (I.R.S. Employer
incorporation or organization)     File Number)             Identification No.)

                               1829 Corporate Dr.
                          Boynton Beach, Florida 33426
               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 954-509-0911

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 8.01 Other Events

On April 4, 2005, a Motion to Enforce Settlement Agreement was filed against us in the Circuit Court of Broward County Florida by Bio Therapeutics, Inc. f/k/a
Phylomed Corp. in Nutra Pharma Corp. v. Bio Therapeutics, Inc. (17th Judicial
Circuit, Case No. 03-008928 (03)). This proceeding results from our alleged breach of a settlement agreement that was entered into between Bio Therapeutics and us in resolution of a previous lawsuit between us and Bio Therapeutics that was resolved by entering into a Settlement Agreement. We also entered into a related License Agreement and Amendment to the License Agreement ("License
Agreement") with Bio Therapeutics.

In the April 4, 2005 motion, Bio Therapeutics alleges that we breached certain provisions of the License Agreement and requests that the Court grant its motion to enforce the Settlement Agreement by declaring the License Agreement terminated, enjoining us from further use of license products that were granted to us by the License Agreement, and awarding attorneys fees and costs to Bio
Therapeutics. This matter is set for a hearing on April 28, 2005 to hear a motion to set a motion for an evidential hearing.

We intend to defend against this action. We do not believe that this action will have a material effect upon our operations; however, a negative judgment against us could have a materially adverse effect on our operations and financial condition.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.

DATED: April 12, 2005
                                   /s/ Rik Deitsch
                                       Rik Deitsch
                                       President, Chief Executive Officer